 As filed with the Securities and Exchange Commission on October 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACETO CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-1720520 (I.R.S. Employer Identification Number)

Aceto Corporation 4 Tri Harbor Court Port Washington, NY 11050 Tel: (516) 627-6000	Salvatore J. Guccione Chief Executive Officer Aceto Corporation 4 Tri Harbor Court Port Washington, NY 11050 Tel: (516) 627-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Steven E. Siesser, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York New York 10020 Tel: (212) 262-6700 Fax: (973) 597-2400	AND	Steven S. Rogers Aceto Corporation 4 Tri Harbor Court Port Washington, NY 11050 Tel: (516) 627-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☒	Non-accelerated filer: ☐	Smaller reporting company: ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1) (2)	Proposed maximum offering price per unit(1) (2)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share (3)
Preferred Stock, par value $0.01 per share (4)
Warrants (5)
Debt Securities (6)
Units (7)
TOTAL:			$200,000,000	$20,140

(1)	In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement exceed $200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement may be sold separately, together or as units with other securities registered under this registration statement.
(2)	The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Subject to note (1), this registration statement covers such an indeterminate amount of common stock (with accompanying purchase rights, if any), as may be sold, from time to time, at indeterminate prices, by the registrant and such indeterminate number of shares of common stock as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock
(4)	Subject to note (1), this registration statement covers such an indeterminate number of shares of preferred stock (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock (with accompanying purchase rights, if any,) (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.
(5)	Subject to note (1), this registration statement covers such an indeterminate amount and number of warrants (including subscription rights), representing rights to purchase common stock, preferred stock and debt securities registered under this registration statement as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.
(6)	Subject to note (1), this registration statement covers such an indeterminate amount of debt securities as may be sold from time to time at indeterminate prices by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions.
(7)	Each unit will represent an interest in two or more securities, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 13, 2015

PRELIMINARY PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities and (v) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The common stock and preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we are offering will not exceed $200,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the Nasdaq Global Select Market under the symbol “ACET.” The last reported sale price for our common stock on October 9, 2015 as quoted on the Nasdaq Global Select Market was $28.03 per share. We have no preferred stock, warrants, debt securities or units listed on any market.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 7 before buying our Securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference,” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                               , 2015

Aceto Corporation, together with its consolidated subsidiaries, are referred to herein collectively as “Aceto”, “the Company”, “we”, “us”, and “our”, unless the context indicates otherwise

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate initial offering price of $200,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS Summary

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section beginning on page 7, and the financial statements, the related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus. Aceto Corporation, together with its consolidated subsidiaries, are referred to herein collectively as “Aceto”, “the Company”, “we”, “us”, and “our”, unless the context indicates otherwise.

Aceto™ is a trademark of Aceto Corporation. All company and product names mentioned may be trademarks or registered trademarks of their respective holders.

About Us

We are a global leader in the marketing, sales and distribution of finished dosage form generic pharmaceuticals, nutraceutical products, pharmaceutical active ingredients and intermediates, specialty performance chemicals inclusive of agricultural intermediates and agricultural protection products. Our business is organized along product lines into three principal segments: Human Health, Pharmaceutical Ingredients and Performance Chemicals.

We believe our main business strengths are sourcing, regulatory support, quality assurance and marketing and distribution. We distribute more than 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. With business operations in ten countries, Aceto’s global reach is distinctive in the industry, enabling us to source and supply quality products on a worldwide basis. Leveraging local professionals, we source more than two-thirds of our products from Asia, buying from approximately 500 companies in China and 200 in India.

Strategic relationships with manufacturers of pharmaceutical, nutraceutical, agricultural and specialty chemical products in the United States and internationally serve as a valuable resource to Aceto customers, enabling them to procure vital chemical based products necessary for their diverse and complex applications. A strong global technical network differentiates Aceto from commodity distribution companies. With regional managers in the United States, Europe and Asia, we provide regulatory support and quality assurance for customers and suppliers worldwide. Our regulatory network ensures that all products we distribute are produced to applicable required standards and conform to customer specifications for their intended end use.

Our presence in China, Germany, France, the Netherlands, Singapore, India, Hong Kong, the Philippines, the United Kingdom and the United States, along with strategically located warehouses worldwide, enable us to respond quickly to demands from customers worldwide, assuring that a consistent, high-quality supply of pharmaceutical, nutraceutical, specialty chemicals and agricultural protection products are readily accessible. We are able to offer our customers competitive pricing, continuity of supply, and quality control. Highly experienced staff, many of whom are technically trained, enable Aceto to meet individual customer needs. Our marketing, sales, regulatory and technical professionals possess an intimate knowledge of worldwide sources of supply and product applications, as well as statutory and technical requirements. Many of our professionals are respected leaders in their industry, bringing 25 or more years of experience to customer applications. This longevity has fostered confidence and loyalty among our customers and suppliers.

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Aceto partners with customers during the product development process, creating new applications for existing products, as well as new product sourcing opportunities. We offer solutions for product and production challenges, while assisting with quality assurance, government approvals and compliance. All of these value-added services allow Aceto’s customers to be more responsive to their end use customers and more competitive in the global marketplace. We believe our more than 65 years of experience, our reputation for reliability and stability, and our long-term relationships with suppliers have fostered loyalty among our customers.

Business Description

Principal Segments

Our business is organized along product lines into three principal segments: Human Health, Pharmaceutical Ingredients and Performance Chemicals.

Human Health

Products that fall within the Human Health segment include finished dosage form generic drugs and nutraceutical products.

Aceto sells niche generic prescription products and over-the-counter pharmaceutical products under its Rising label. Rising Pharmaceuticals (“Rising”), a wholly-owned subsidiary of Aceto, leverages Aceto’s extensive past experience in supplying products to the pharmaceutical industry, and is an integral component of Aceto's strategy towards becoming a Human Health oriented company. As part of an “asset-light” model, finished dose generic products are developed and manufactured in collaboration with selected pharmaceutical development partners and with networks of finished dosage form manufacturing partners. To supplement organic growth and expand its U.S. generic pharmaceuticals business, Rising acquired PACK Pharmaceuticals, a national marketer and distributor of generic prescription and over-the-counter pharmaceutical products, in April, 2014. During fiscal 2015, PACK was integrated with Rising and is now part of Rising’s operations in New Jersey. PACK had a very similar business model to Rising including operating in collaboration with selected pharmaceutical development and manufacturing partners, focusing on niche products and selling generic prescription products and over-the-counter pharmaceutical products to leading wholesalers, chain drug stores, distributors and mass market merchandisers. The strategically important and complementary business combination of PACK with our Rising business further increased the mix of higher margin finished dosage generic pharmaceuticals in Aceto’s revenue base and doubled the size of our development pipeline of new generic products.

In this segment, Aceto also supplies the raw materials used in the production of nutritional and packaged dietary supplements, including vitamins, amino acids, iron compounds and biochemicals used in pharmaceutical and nutritional preparations.

Pharmaceutical Ingredients

The Pharmaceutical Ingredients segment has two product groups: Active Pharmaceutical Ingredients (APIs) and Pharmaceutical Intermediates.

We supply APIs to many of the major generic drug companies, who we believe view Aceto as a valued partner in their effort to develop and market generic drugs. The process of introducing a new API from pipeline to market spans a number of years and begins with Aceto partnering with a generic pharmaceutical manufacturer and jointly selecting an API, several years before the expiration of a composition of matter patent, for future genericizing. We then identify the appropriate supplier, and concurrently utilizing our global technical network, work to ensure they meet standards of quality to comply with regulations. Our client, the generic pharmaceutical company, will submit the Abbreviated New Drug Application (ANDA) for U.S. Food and Drug Administration (FDA) approval or European-equivalent approval. The introduction of the API to market occurs after all the development testing has been completed and the ANDA or European-equivalent is approved and the patent expires or is deemed invalid. Aceto has a pipeline of APIs at various stages of development both in the United States and Europe. Additionally, as the pressure to lower the overall cost of healthcare increases, Aceto has focused on, and works very closely with our customers to develop new API opportunities to provide alternative, more economical, second-source options for existing generic drugs. By leveraging our worldwide sourcing, regulatory and quality assurance capabilities, we provide to generic drug manufacturers an alternative, economical source for existing API products.

Aceto has long been a supplier of pharmaceutical intermediates, the complex chemical compounds that are the building blocks used in producing APIs. Faced with significant economic pressures as well as ever-increasing regulatory barriers, innovative drug companies look to Aceto as a source for high quality intermediates. Aceto employs, on occasion, the same second source strategy for our pharmaceutical intermediates business that we use in our API business. As manufacturers find their margins under pressure, they continue to look for ways to reduce costs. Utilizing our global sourcing, regulatory support and quality assurance network, Aceto works with the large and small pharmaceutical companies, sourcing lower cost, quality pharmaceutical intermediates that meet the same high level standards adhered to by their current commercial products.

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Performance Chemicals

The Performance Chemicals segment includes specialty chemicals and agricultural protection products.

Aceto is a major supplier to many different industrial segments that require outstanding performance from chemical raw materials and additives. We provide chemicals which make plastics, surface coatings, textiles, fuels and lubricants perform to their designed capabilities. These additive specialty products include antioxidants, photoinitiators, catalysts, curatives, brighteners and adhesion promoters.

Aceto is a supplier of chemicals to ecofriendly technologies. For example, we supply ultraviolet photo initiators which allow inks and coatings to be cured by ultraviolet light instead of solvents, as well as curing agents and optical brighteners for powder (non-solvent) coatings.

Aceto provides various specialty chemicals for the food, beverage, fragrance, paper and film industries. Aceto’s raw materials are also used in sophisticated technology products, such as high-end electronic parts (circuit boards and computer chips) and binders for specialized rocket fuels.

We also provide organic intermediates and colorants including automotive, industrial and residential coatings, dyes for textiles for both natural and synthetic fibers, FDA-approved colorants for foods and pharmaceuticals and high quality agrochemicals.

Aceto’s agricultural protection products include herbicides, fungicides and insecticides which control weed growth as well as the spread of insects and microorganisms that can severely damage plant growth. The agricultural world is dependent on a large variety of deterrent products and we believe Aceto has become a valued partner to the generic agricultural industry by providing quality functional products. One of Aceto’s most widely used agricultural protection products is a sprout inhibitor that extends the storage life of potatoes. Other products are used in sugar cane, rice, corn, cotton, fruit and nut growing applications. We work with the large agrochemical distributors to provide alternate sources for key products. Utilizing our global sourcing and regulatory capabilities, we identify and qualify manufacturers either producing the product or with knowledge of the chemistry necessary to produce the product and then file an application with the EPA for a product registration. Aceto has ongoing working relationships with manufacturers in China and India to determine which of the non-patented, or generic, agricultural protection products they produce can be effectively marketed in the Western world. The combination of our global sourcing and regulatory capabilities makes the generic agricultural market a niche for us and we will continue to offer new product additions in this market as we move forward.

Suppliers and Customers

We purchase products from specifically approved manufacturing facilities and supply to customers from plants whose products they have approved. We regularly visit our suppliers to evaluate them not only on the basis of ability to deliver satisfactory products on a timely and cost efficient basis, but also on their commitment to operate in a safe, responsible manner.

Our customers are primarily located throughout the United States, but also in Europe and Asia. We plan to continue our program of regular visits to our suppliers’ plants, as well as educate them on the quality of product and service required by our customers. Our customers include a wide range of companies in the industrial chemical, agricultural, and human health and pharmaceutical industries, and range from small trading companies to Fortune 500 companies.

Competition

The Company operates in a highly competitive business environment. We compete by offering high-quality products produced around the world by both large and small manufacturers at attractive prices. Because of our long standing relationships with many suppliers as well as our sourcing operations in both China and India, we are able to ensure that our products are manufactured at facilities that meet the appropriate regulatory requirements. For the most part, we store our inventory of finished drug and chemical-based products in our own or public warehouses strategically located throughout the United States, Europe, and Asia, and we can therefore fill our customer orders on a timely basis.

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Environmental and Regulatory

We are subject to extensive regulation by federal, state and local agencies in the countries in which we do business. Of particular importance is the FDA in the U.S. It has jurisdiction over testing, safety, effectiveness, manufacturing, labeling, marketing, advertising and post-marketing surveillance of our Human Health products.

Certain of our products involve the use, storage and transportation of toxic and hazardous materials. The Company’s operations are subject to extensive laws and regulations relating to the storage, handling, transportation and discharge of materials into the environment and the maintenance of safe working conditions. We have designed safety procedures to comply with the standards prescribed by federal, state and local regulations. We promote the use of environmentally friendly recyclable packaging by our suppliers. We endeavor to meet our customers’ packaging requirements. We only use warehouses and carriers approved to handle chemicals and that have appropriate permits and licenses.

Our global quality assurance network, with regional managers in the U.S., Europe and Asia, works to ensure that the quality of a product meets both its specifications and intended use. Our technical network performs a service that allows Aceto to source and qualify APIs, pharmaceutical intermediates, finished dosage form generics, agricultural products, specialty chemicals, and nutraceutical products from suppliers in various locations around the world. It also provides substantial regulatory support and technical assistance to manufacturers, helping them meet stringent regulatory guidelines that govern the pharmaceutical, nutraceutical, specialty chemicals and agricultural protection industries.

A subsidiary of the Company markets certain agricultural protection products which are subject to the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA). FIFRA requires that test data be provided to the EPA to register, obtain and maintain approved labels for pesticide products. The EPA requires that follow-on registrants of these products compensate the initial registrant for the cost of producing the necessary test data on a basis prescribed in the FIFRA regulations. Follow-on registrants do not themselves generate or contract for the data. However, when FIFRA requirements mandate that new test data be generated to enable all registrants to continue marketing a pesticide product, often both the initial and follow-on registrants establish a task force to jointly undertake the testing effort. The Company is presently a member of several such task force groups, which requires payments for such memberships.

Facilities

Our principal executive offices are located at 4 Tri Harbor Court, Port Washington, New York, 11050, and our telephone number at our executive offices is (516) 627-6000. The Company also owns facilities in New Jersey, India and China and leases office facilities in the United States, the Netherlands, Germany, France, Singapore and the Philippines expiring at various dates between December 2015 and June 2021.

Our website is www.aceto.com. The information on our website is not incorporated by reference into this Registration Statement on Form S-3.

Ratio of Earnings to Fixed Charges

The following table sets forth the historical ratio of our consolidated earnings to fixed charges for the five most recently completed fiscal years:

	Year Ended June 30,
	2015		2014		2013		2012		2011

Ratio of earnings to fixed charges*	13.33	x	19.93	x	15.77	x	9.85	x	10.30	x

* The ratio of earnings to fixed charges is computed principally by dividing income before income taxes plus fixed charges by fixed charges. “Fixed charges” represent interest expensed and capitalized, and amortization of deferred financing costs and accretion of debt discount. Fixed charges include the portion of rental expense that management believes is representative of the interest component.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus in addition to our financial statements before investing in our securities. In addition to the following risks, additional risks and uncertainties not currently known to us or that we currently deem immaterial could also impair our business operations. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.

Business-Related Risks

If we are unable to compete effectively with our competitors, many of which have greater market presence and resources than us, our reputation, business, financial condition, operating results and cash flows could be materially adversely affected.

Our financial condition and operating results are directly related to our ability to compete in the intensely competitive global pharmaceutical and chemical markets. We face intense competition from global and regional distributors of pharmaceutical and chemical products, many of which are large pharmaceutical and chemical manufacturers as well as distributors. Many of these companies have substantially greater resources than us, including, among other things, greater financial, marketing and distribution resources. We cannot assure you that we will be able to compete successfully with any of these companies. In addition, increased competition could result in price reductions, reduced margins and loss of market share for our products, all of which could materially adversely affect our reputation, business, financial condition, operating results and cash flows.

Our distribution operations of finished dosage form generic drugs and APIs are subject to the risks of the generic pharmaceutical industry.

The ability of our business to provide consistent, sequential quarterly growth is affected, in large part, by our participation in the launch of new products by generic manufacturers and the subsequent advent and extent of competition encountered by these products. Revenues and gross profit derived from the sales of generic pharmaceutical products tend to follow a pattern based on certain regulatory and competitive factors. This competition can result in significant and rapid declines in pricing with a corresponding decrease in net sales. Net selling prices of generic drugs typically decline over time, sometimes dramatically, as additional generic pharmaceutical companies receive approvals and enter the market for a given generic product and competition intensifies. When additional versions of one of our generic products enter the market, we generally lose market share and our selling prices and margins on that product decline.

We may experience declines in sales volumes or prices of certain of our products as the result of the concentration of sales to wholesalers and the continuing trend towards consolidation of such wholesalers and other customer groups which could have a material adverse impact on our business, financial condition, operating results and cash flows.

Wholesalers and retail drug chains have undergone, and are continuing to undergo, significant consolidation. This consolidation may result in these groups gaining additional purchasing leverage and consequently increasing the product pricing pressures facing our finished dosage form generic business. The result of these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our policies regarding returns, allowances and chargebacks, and marketing programs adopted by wholesalers may reduce our revenues in future fiscal periods.

Based on industry practice, generic drug manufacturers have liberal return policies and have been willing to give customers post-sale inventory allowances. Under these arrangements, from time to time we give our customers credits on our generic products that our customers already hold in inventory after we have decreased the market prices of the same generic products due to competitive pricing. Therefore, if new competitors enter the marketplace and significantly lower the prices of any of their competing products, we could reduce the price of our product. As a result, we would be obligated to provide credits to our customers who are then holding inventories of such products, which could reduce sales revenue and gross margin for the period the credit is provided. Like our competitors, we also give credits for chargebacks to wholesalers that have contracts with us for their sales to hospitals, group purchasing organizations, pharmacies or other customers.

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A chargeback is the difference between the price the wholesaler pays and the price that the wholesaler’s end-customer pays for a product. Although we establish reserves based on our prior experience and our best estimates of the impact that these policies may have in subsequent periods, we cannot ensure that our reserves are adequate or that actual product returns, allowances and chargebacks will not exceed our estimates.

Our growth and development will depend on developing, commercializing and marketing new products, including both our own products and those developed with our collaboration partners. If we do not do so successfully, our growth and development will be impaired.

Our future revenues and profitability will depend, to a significant extent, upon our ability to successfully commercialize new generic pharmaceutical products in a timely manner. As a result, we must continually develop and test new products, and these new products must meet regulatory standards and receive requisite regulatory approvals. Products we are currently developing may or may not achieve the technology success or receive the regulatory approvals or clearances necessary for us to market them. Furthermore, the development and commercialization process is time-consuming and costly, and we cannot assure you that any of our products, if and when developed and approved, can be successfully commercialized. Some of our collaboration partners may decide to make substantial changes to a product’s formulation or design, may experience financial difficulties or have limited financial resources, any of which may delay the development, commercialization and/or marketing of new products. In addition, if a co-developer on a new product terminates our collaboration agreement or does not perform under the agreement, we may experience delays and, possibly, additional costs in developing and marketing that product.

If we experience product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause injury or illness, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall may require significant management attention. Product recalls may hurt the value of our brands and lead to decreased demand for our products. Product recalls also may lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a material adverse effect on our reputation, business, financial condition, operating results and cash flows.

Dependence on a limited number of suppliers of Human Health and Pharmaceutical Ingredients products could lead to delays, lost revenue or increased costs.

Our future operating results may depend substantially on our suppliers’ ability to timely provide Human Health and Pharmaceutical Ingredients products in connection with ANDAs and such suppliers’ ability to supply us with these ingredients or materials in sufficient volumes to meet our production requirements. A number of the ingredients or materials that we use are available from only a single or limited number of qualified suppliers, and may be used across multiple product lines. If there is a significant increase in demand for an ingredient or other material resulting in an inability to meet demand, if an ingredient or material is otherwise in short supply or becomes wholly unavailable, or if a supplier has a quality issue, we may experience delays or increased costs in obtaining that ingredient or material. If we are unable to obtain sufficient quantities of ingredients or other necessary materials, we may experience production delays in our supply.

Each of the following could also interrupt the supply of, or increase the cost of, ingredients or other materials:

•	an unwillingness of a supplier to supply ingredients or other materials to us;

•	consolidation of key suppliers;

•	failure of a key supplier’s business process;

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•	a key supplier’s inability to access credit necessary to operate its business; or

•	failure of a key supplier to remain in business, to remain an independent supplier, or to adjust to market conditions.

Any interruption in the supply or increase in the cost of ingredients or other materials provided by single or limited source suppliers could have a material adverse effect on our reputation, business, financial condition, operating results and cash flows.

Our success in our Human Health segment is linked to the size and growth rate of the generic pharmaceutical, vitamin, mineral and supplement markets and an adverse change in the size or growth rate of these markets could have a material adverse effect on us.

An adverse change in size or growth rate of the generic pharmaceutical, vitamin, mineral and supplement markets could have a material adverse effect on us. Underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control, including media attention and scientific research, which may be positive or negative.

Our future results could be materially affected by a number of public health issues whether occurring in the United States or abroad.

Public health issues, whether occurring in the United States or abroad, could disrupt our operations, disrupt the operations of suppliers or customers, or have a broader adverse impact on consumer spending and confidence levels that would negatively affect our suppliers and customers. We may be required to suspend operations in some or all of our locations, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our revenue stream and related gross profit is difficult to predict.

Our revenue stream is difficult to predict because it is primarily generated as customers place orders and customers can change their requirements or cancel orders. Many of our sales orders are short-term and could be cancelled at any time. As a result, much of our revenue is not recurring from period to period, which contributes to the variability of our results from period to period. In addition, certain of our products carry a higher gross margin than other products, particularly in the Human Health and Pharmaceutical Ingredients segments. Reduced sales of these higher margin products could have a material adverse effect on our operating results. We believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

From time to time we may need to rely on licenses to proprietary technologies, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to develop, manufacture and market products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially market our products may be inhibited or prevented, which could have a material adverse effect on our business, financial condition, operating results and cash flows.

Changes to the industries and markets that Aceto serves could have a material adverse effect on our business, financial condition, operating results and cash flows.

The business environment in which we operate remains challenging. Portions of our operations are subject to the same business cycles as those experienced by automobile, housing, and durable goods manufacturers. Our demand is largely derived from the demand for our customers’ products, which subjects us to uncertainties related to downturns in our customers’ business and unanticipated customer production shutdowns or curtailments. A material downturn in sales or gross profit due to weak end-user markets and loss of customers could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Our operating results could fluctuate in future quarters, which could adversely affect the trading price of our common stock.

Our operating results could fluctuate on a quarterly basis as a result of a number of factors, including, among other things, the timing of contracts, orders, the delay or cancellation of a contract, and changes in government regulations. Any one of these factors could have a significant impact on our quarterly results. In some quarters, our revenue and operating results could fall below the expectations of securities analysts and investors, which would likely cause the trading price of our common stock to decline.

We have significant inventories on hand.

The Company maintains significant inventories. Any significant unanticipated changes in future product demand or market conditions, including, among other things, the current uncertainty in the global market, could materially adversely affect the value of inventory and our business, financial condition, operating results and cash flows.

Failure to obtain products from outside manufacturers could adversely affect our ability to fulfill sales orders to our customers.

We rely on outside manufacturers to supply products for resale to our customers. Manufacturing problems, including, among other things, manufacturing delays caused by plant shutdowns, regulatory issues, damage or disruption to raw material supplies due to weather, including, among other things, any potential effects of climate change, natural disaster or fire, could occur. If such problems occur, we cannot assure that we will be able to deliver our products to our customers profitably or on time.

Increases in the cost of shipping with our third-party shippers could have a material adverse effect on our business, financial condition, operating results and cash flows.

Shipping is a significant expense in the operation of our business. Accordingly, any significant increase in shipping rates could have an adverse effect on our operating results. Similarly, strikes or other service interruptions by those shippers could cause our operating expenses to rise and adversely affect our ability to deliver products on a timely basis.

Our business could give rise to product liability claims that are not covered by insurance or indemnity agreements or exceed insurance policy or indemnity agreement limitations.

The marketing, distribution and use of pharmaceutical and chemical products involve substantial risk of product liability claims. We could be held liable if any product we or our partners develop or distribute causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing or sale. A successful product liability claim that we have not insured against, that exceeds our levels of insurance or for which we are not indemnified, may require us to pay a substantial amount of damages. In the event that we are forced to pay such damages, this payment could have a material adverse effect on our reputation, business, financial condition, operating results and cash flows.

Tax legislation and assessments by various tax authorities could be materially different than the amounts we have provided for in our consolidated financial statements.

We are regularly audited by federal, state, and foreign tax authorities. From time to time, these audits could result in proposed assessments. While we believe that we have adequately provided for any such assessments, future settlements could be materially different than we have provided for and thereby materially adversely affect our earnings and cash flows.

We operate in various tax jurisdictions, and although we believe that we have provided for income and other taxes in accordance with the relevant regulations, if the applicable regulations were ultimately interpreted differently by a taxing authority, we could be exposed to additional tax liabilities. Our effective tax rate is based on our expected geographic mix of earnings, statutory rates, intercompany transfer pricing, and enacted tax rules. Significant judgment is required in determining our effective tax rate and in evaluating our tax positions on a worldwide basis. We believe our tax positions, including, among others, intercompany transfer pricing policies, are consistent with the tax laws in the jurisdictions in which we conduct our business. It is possible that these positions may be challenged by jurisdictional tax authorities and could have a significant impact on our effective tax rate. In addition, from time to time, various legislative initiatives could be proposed that could adversely affect our tax positions. There can be no assurance that our effective tax rate will not be adversely affected by these initiatives.

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We have a significant amount of debt.

We have a $137,000,000 credit facility of which $107,000,000 was outstanding at June 30, 2015. This facility expires in April 2019. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the credit facility, it will be in default. This current debt arrangement requires us to comply with several financial covenants. Our ability to comply with these covenants may be affected by events beyond our control and could result in a default under our credit facility, which could have a material adverse effect on our business, financial condition, operating results and cash flows.

Even if we are able to meet our debt service obligations, the amount of debt we have could adversely affect us by limiting our ability to obtain any necessary financing in the future for working capital, dividend payments, capital expenditures, debt service requirements, or other purposes. It also places us at a disadvantage relative to our competitors who have lower levels of debt, while making us more vulnerable to a downturn in our business or the economy in general. It also requires us to use a substantial portion of our cash to pay principal and interest on our debt, instead of investing those funds in the business.

Our acquisition strategy is subject to a number of inherent risks, including, among other things, the risk that our acquisitions may not be successful.

We continually seek to expand our business through acquisitions of other companies that complement our own and through joint ventures, licensing agreements and other arrangements. Any decision regarding strategic alternatives would be subject to inherent risks, and we cannot guarantee that we will be able to identify the appropriate opportunities, successfully negotiate economically beneficial terms, successfully integrate any acquired business, retain key employees, or achieve the anticipated synergies or benefits of the strategic alternative selected. Acquisitions can require significant capital resources and divert our management’s attention from our existing business. Additionally, we may issue additional shares in connection with a strategic transaction, thereby diluting the holdings of our existing common shareholders, incur debt or assume liabilities, become subject to litigation, or consume cash, thereby reducing the amount of cash available for other purposes.

Any acquisition that we make could result in a substantial charge to our earnings.

We have previously incurred charges to our earnings in connection with acquisitions, and may continue to experience charges to our earnings for any acquisitions that we make, including, among other things, contingent consideration and impairment charges. These costs may also include substantial severance and other closure costs associated with eliminating duplicate or discontinued products, employees, operations and facilities. These charges could have a material adverse effect on our results of operations and they could have a material adverse effect on the market price of our common stock.

We have significant goodwill and other intangible assets. Consequently, potential impairment of goodwill and other intangibles may significantly impact our profitability.

Under U.S. generally accepted accounting principles (“GAAP”), we are required to evaluate goodwill for impairment at least annually. If we determine that the fair value is less than the carrying value, an impairment loss will be recorded in our statement of income. The determination of fair value is a highly subjective exercise and can produce significantly different results based on the assumptions used and methodologies employed. If our projected long-term sales growth rate, profit margins or terminal rate are considerably lower and/or the assumed weighted average cost of capital is considerably higher, future testing may indicate impairment and we would have to record a non-cash goodwill impairment loss in our statement of income.

Our information technology systems could fail to perform adequately or we may fail to adequately protect such information technology systems against data corruption, cyber-based attacks, or network security breaches.

We rely on information technology networks and systems, including the Internet, to process, transmit, and store electronic information. In particular, we depend on our information technology infrastructure to effectively manage its business data, supply chain, logistics, accounting, and other business processes and electronic communications between our personnel and our customers and suppliers. If we do not allocate and effectively manage the resources necessary to build and sustain an appropriate technology infrastructure, our business, financial condition, operating results and cash flows therefore could be materially adversely affected. In addition, security breaches or system failures of this infrastructure can create system disruptions, shutdowns, or unauthorized disclosure of confidential information. If we are unable to prevent such breaches or failures, our operations could be disrupted, or we may suffer financial damage or loss because of lost or misappropriated information.

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Our potential liability arising from our commitment to indemnify our directors, officers and employees could materially adversely affect our business, financial condition, operating results and cash flows.

We have committed in our by-laws to indemnify our directors, officers and employees against the reasonable expenses incurred by these persons in connection with any action brought against them in such capacity, except in matters as to which they are adjudged to have breached a duty to us. The maximum potential amount of future payments we could be required to make under this provision is unlimited. While we have “directors and officers” insurance policies that should cover all or some of this potential exposure, we could be adversely affected if we are required to pay damages or incur legal costs in connection with a claim above our insurance limits.

We rely heavily on key executives for our financial performance.

Our financial performance is highly dependent upon the efforts and abilities of our key executives. The loss of the services of any of our key executives could therefore have a material adverse effect upon our financial position and operating results. We do not maintain “key-man” insurance on any of our key executives.

Shortage of qualified and technical personnel in a competitive marketplace may prevent us from growing our business.

We may be unable to hire or retain qualified and technical employees and there is substantial competition for highly skilled employees. If we fail to attract and retain key employees, our business could be adversely impacted.

Litigation could harm our business and our management and financial resources.

Substantial, complex or extended litigation could cause us to incur large expenditures and could distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, or end-users of our products or services could be very costly and substantially disrupt our business. Disputes from time to time with such companies or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes out of court or on favorable terms.

There are inherent uncertainties involved in estimates, judgments and assumptions used in preparing financial statements in accordance with U.S. generally accepted accounting principles. Any changes in the estimates, judgments and assumptions we use could have a material adverse effect on our business, financial condition, operating results and cash flows.

The consolidated financial statements included in the periodic reports we file with the SEC are prepared in accordance with GAAP. Preparing financial statements in accordance with GAAP involves making estimates, judgments and assumptions that affect reported amounts of assets, liabilities, revenues, expenses and income. Estimates, judgments and assumptions are inherently subject to change, and any such changes could result in corresponding changes to the reported amounts.

Changes in accounting standards issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are subject to the application of U.S. GAAP, which is periodically revised and/or expanded. Accordingly, from time-to-time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the FASB and the SEC. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our results of operations and financial condition.

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Risks Related to Regulations

Our pipeline of products in development may be subject to regulatory delays at the FDA. Delays in key products could have material adverse effects on our reputation, business, financial condition, operating results and cash flows.

Our future revenue growth and profitability are partially dependent upon our ability to introduce new products on a timely basis in relation to our competitors’ product introductions. Our failure to do so successfully could materially adversely affect our reputation, business, financial condition, operating results and cash flows. Many products require FDA approval or the equivalent regulatory approvals in our overseas markets prior to being marketed. The process of obtaining FDA/regulatory approval to market new and generic pharmaceutical products is rigorous, time-consuming, costly and often unpredictable. We may be unable to obtain requisite FDA approvals on a timely basis for new generic products.

If brand pharmaceutical companies are successful in limiting the use of generics through their legislative and regulatory efforts, our sales of generic products may suffer.

Many brand pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition. These efforts have included:

•	pursuing new patents for existing products which may be granted just before the expiration of one patent which could extend patent protection for additional years or otherwise delay the launch of generics;

•	using the Citizen Petition process to request amendments to FDA standards;

•	seeking changes to U.S. Pharmacopoeia, an organization which publishes industry recognized compendia of drug standards;

•	attaching patent extension amendments to non-related federal legislation; and

•	engaging in state-by-state initiatives to enact legislation that restricts the substitution of some generic drugs, which could have an impact on products that we are developing.

If brand pharmaceutical companies are successful in limiting the use of generic products through these or other means, our sales may decline. A material decline in product sales could have material adverse effects on our reputation, business, financial condition, operating results and cash flows.

Any failure to comply with the complex reporting and payment obligations under Medicare, Medicaid and other government programs may result in litigation or sanctions.

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback, false claims, marketing and pricing laws. We are also subject to Medicaid and other government reporting and payment obligations that are highly complex and somewhat ambiguous. Violations of these laws and reporting obligations are punishable by criminal and/or civil sanctions and exclusion from participation in federal and state healthcare programs such as Medicare and Medicaid. The recent healthcare reform legislation made several changes to the federal anti-kickback statute, false claims laws, and health care fraud statute such as increasing penalties and making it easier for the government to bring sanctions against pharmaceutical companies. If our past, present or future operations are found to be in violation of any of the laws described above or other similar governmental regulations, we may be subject to the applicable penalty associated with the violation which could adversely affect our ability to operate our business and negatively impact our financial results. Further, if there is a change in laws, regulations or administrative or judicial interpretations, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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The regulatory approval process outside the U.S. varies depending on foreign regulatory requirements, and failure to obtain regulatory approval in foreign jurisdictions would prevent the marketing of our products in those jurisdictions.

We have certain worldwide intellectual property rights to market some of our products and product candidates. We intend to seek approval to market certain of our products outside of the U.S. To market our products in the European Union and other foreign jurisdictions, we must obtain separate regulatory authorization and comply with numerous and varying regulatory requirements. Approval of a product by the comparable regulatory authorities of foreign countries must be obtained prior to marketing that product in those countries. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process includes all of the risks associated with obtaining FDA approval set forth herein and approval by the FDA does not ensure approval by the regulatory authorities of any other country, nor does the approval by foreign regulatory authorities in one country ensure approval by regulatory authorities in other foreign countries or the FDA. If we fail to comply with these regulatory requirements or obtain and maintain required approvals, our target market will be reduced and our ability to generate revenue from abroad will be adversely affected.

Healthcare reform and a reduction in the reimbursement levels by governmental authorities, HMOs, MCOs or other third-party payors could materially adversely affect our business, financial condition, operating results and cash flows.

Third party payors increasingly challenge pricing of pharmaceutical products. The trend toward managed healthcare, the growth of organizations such as HMOs and MCOs and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of pharmaceutical products, resulting in lower prices and a reduction in product demand. Such cost containment measures and healthcare reform could affect our ability to sell our products and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We could incur significant uninsured environmental and other liabilities inherent in the chemical/pharmaceutical distribution industry that could materially adversely affect our business, financial condition, operating results and cash flows.

The business of distributing chemicals and pharmaceuticals is subject to regulation by numerous federal, state, local, and foreign governmental authorities. These regulations impose liability for loss of life, damage to property and equipment, pollution and other environmental damage that could occur in our business. Many of these regulations provide for substantial fines and remediation costs in the event of chemical spills, explosions and pollution. While we believe that we are in substantial compliance with all current laws and regulations, we can give no assurance that we will not incur material liabilities that are not covered by insurance or exceed our insurance coverage or that such insurance will remain available on terms and at rates acceptable to us. Additionally, if existing environmental and other regulations are changed, or additional laws or regulations are passed, the cost of complying with those laws could be substantial, thereby materially adversely affecting our business, financial condition, operating results and cash flows.

In fiscal years 2011, 2009, 2008 and 2007, the Company received letters from the Pulvair Site Group, a group of potentially responsible parties (PRP Group) who are working with the State of Tennessee (the State) to remediate a contaminated property in Tennessee called the Pulvair site. The PRP Group has alleged that Aceto shipped hazardous substances to the site which were released into the environment. The State had begun administrative proceedings against the members of the PRP Group and Aceto with respect to the cleanup of the Pulvair site and the PRP Group has begun to undertake cleanup. The PRP Group is seeking a settlement of approximately $1,700,000 from the Company for its share to remediate the site contamination. Although the Company acknowledges that it shipped materials to the site for formulation over twenty years ago, the Company believes that the evidence does not show that the hazardous materials sent by Aceto to the site have significantly contributed to the contamination of the environment and thus believes that, at most, it is a de minimis contributor to the site contamination. Accordingly, the Company believes that the settlement offer is unreasonable. Management believes that the ultimate outcome of this matter will not have a material adverse effect on the Company’s financial condition or liquidity.

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Our subsidiary, Arsynco, has environmental remediation obligations in connection with its former manufacturing facility in Carlstadt, New Jersey. Estimates of how much it would cost to remediate environmental contamination at this site have increased since the facility was closed in 1993. If the actual costs are significantly greater than estimated, it could have a material adverse effect on our financial condition, operating results and cash flows.

In March 2006, Arsynco received notice from the EPA of its status as a PRP under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) for a site described as the Berry’s Creek Study Area (“BCSA”). Arsynco is one of over 150 PRPs which have potential liability for the required investigation and remediation of the site. The estimate of the potential liability is not quantifiable for a number of reasons, including the difficulty in determining the extent of contamination and the length of time remediation may require. In addition, any estimate of liability must also consider the number of other PRPs and their financial strength. In July 2014, Arsynco received notice from the U.S. Department of Interior (“USDOI”) regarding the USDOI’s intent to perform a Natural Resource Damage (NRD) Assessment at the BCSA. Arsynco has to date declined to participate in the development and performance of the NRD assessment process. Based on prior practice in similar situations, it is possible that the State may assert a claim for natural resource damages with respect to the Arsynco site itself, and either the federal government or the State (or both) may assert claims against Arsynco for natural resource damages in connection with Berry’s Creek; any such claim with respect to Berry’s Creek could also be asserted against the approximately 150 PRPs which the EPA has identified in connection with that site. Any claim for natural resource damages with respect to the Arsynco site itself may also be asserted against BASF, the former owners of the Arsynco property. In September 2012, Arsynco entered into an agreement with three of the other PRPs that had previously been impleaded into New Jersey Department of Environmental Protection, et al. v. Occidental Chemical Corporation, et al., Docket No. ESX-L-9868-05 (the “NJDEP Litigation”) and were considering impleading Arsynco into the same proceeding. Arsynco entered into an agreement to avoid impleader. Pursuant to the agreement, Arsynco agreed to (1) a tolling period that would not be included when computing the running of any statute of limitations that might provide a defense to the NJDEP Litigation; (2) the waiver of certain issue preclusion defenses in the NJDEP Litigation; and (3) arbitration of certain potential future liability allocation claims if the other parties to the agreement are barred by a court of competent jurisdiction from proceeding against Arsynco. In July 2015, Arsynco was contacted by an allocation consultant retained by a group of the named PRPs, inviting Arsynco to participate in the allocation among the PRPs' investigation and remediation costs relating to the BCSA. Arsynco declined that invitation. Since an amount of the liability cannot be reasonably estimated at this time, no accrual is recorded for these potential future costs. The impact of the resolution of this matter on the Company’s results of operations in a particular reporting period is not currently known.

The distribution and sale of some of our products are subject to prior governmental approvals and thereafter ongoing governmental regulation.

Our products are subject to laws administered by federal, state and foreign governments, including the Toxic Substances Control Act as well as regulations requiring registration and approval of many of our products. More stringent restrictions could make our products less desirable, which would adversely affect our revenues and profitability. Some of our products are subject to the EPA registration and re-registration requirements, and are registered in accordance with FIFRA. Such registration requirements are based, among other things, on data demonstrating that the product will not cause unreasonable adverse effects on human health or the environment when used according to approved label directions. Governmental regulatory authorities have required, and may require in the future, that certain scientific data requirements be performed on our products and this may require us, on our behalf or in joint efforts with other registrants, to perform additional testing. Responding to such requirements may cause delays in or the cessation of the sales of one or more of our products which would adversely affect our profitability. We can provide no assurance that any testing approvals or registrations will be granted on a timely basis, if at all, or that our resources will be adequate to meet the costs of regulatory compliance or that the economic benefit of complying with the requirement will exceed our cost.

Incidents related to hazardous materials could materially adversely affect our reputation, business, financial condition, operating results and cash flows.

Portions of our operations require the controlled use of hazardous materials. Although we are diligent in designing and implementing safety procedures to comply with the standards prescribed by federal, state, and local regulations, the risk of accidental contamination of property or injury to individuals from these materials cannot be completely eliminated. In the event of such an incident, we could be liable for any damages that result, which could materially adversely affect our reputation, business, financial condition, operating results and cash flows.

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We are also continuing to expand our business in China and India, where environmental, health and safety regulations are still early in their development. As a result, we cannot determine how these laws will be implemented and the impact of such regulation on the Company.

Violations of cGMP and other government regulations could have a material adverse effect on our reputation, business, financial condition and results of operations.

All facilities and manufacturing techniques used to manufacture pharmaceutical products for clinical use or for commercial sale in the United States and other Aceto markets must be operated in conformity with current Good Manufacturing Practices (“cGMP”) regulations as required by the FDA and other regulatory bodies. Our suppliers’ facilities are subject to scheduled periodic regulatory and customer inspections to ensure compliance with cGMP and other requirements applicable to such products. A finding that we or one or more of our suppliers had materially violated these requirements could result in one or more regulatory sanctions, loss of a customer contract, disqualification of data for client submissions to regulatory authorities and a mandated closing of our suppliers’ facilities, which in turn could have a material adverse effect on our reputation, business, financial condition, operating results and cash flows.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act requires us to evaluate annually the effectiveness of our internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of our internal controls over financial reporting in our Annual Report on Form 10-K. Section 404 also requires our independent registered public accounting firm to report on our internal controls over financial reporting. If we fail to maintain the adequacy of our internal controls, we cannot assure you that we will be able to conclude in the future that we have effective internal controls over financial reporting. If we fail to maintain effective internal controls, we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission or NASDAQ. Any such action could adversely affect our financial results and the market price of our common stock and may also result in delayed filings with the Securities and Exchange Commission.

Compliance with changing regulation of corporate governance and public disclosure could result in additional expenses.

Complying with changing laws, regulations and standards relating to corporate governance and public disclosure, including, among others, the Sarbanes-Oxley Act of 2002 and new SEC regulations will require the Company to expend additional resources. We are committed to maintaining the highest standards of corporate governance and public disclosure. As a result, we may be required to continue to invest necessary resources to comply with evolving laws, regulations and standards, and this investment could result in increased expenses and a diversion of management time and attention from revenue-generating activities.

Risks Related to International Operations

We source many of our products in China and changes in the political and economic policies of China’s government could have a significant impact upon the business we may be able to conduct in China and our financial condition, operating results and cash flows.

Our business operations could be materially adversely affected by the current and future political environment in China. China has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which companies, such as ours, must conduct business activities in China. China has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of China has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, through regulation and state ownership. Our ability to conduct business in China could be adversely affected by changes in Chinese laws and regulations, including, among others, those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under its current leadership, the government of China has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of China will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

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China’s laws and regulations governing our current business operations in China are sometimes vague and uncertain. Any changes in such laws and regulations could materially adversely affect our business, financial condition, operating results and cash flows.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of China’s laws and regulations, including among others, the laws and regulations governing the conduct of business in China, or the enforcement and performance of arrangements with customers and suppliers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new laws or regulations may have on our business in China. If the relevant authorities find that we are in violation of China’s laws or regulations, they would have broad discretion in dealing with such a violation, including, among other things: (i) levying fines and (ii) requiring that we discontinue any portion or all of our business in China.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign businesses conducting business in China. While the trend of legislation over the last 20 plus years has significantly enhanced the protection of foreign businesses in China, there can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China’s political, economic or social life, will not affect China’s government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

Our ability to effectively compete depends on continued expansion in offshore locations.

Our ability to compete in certain markets we serve is dependent on our ability to continue to expand our capacity in certain offshore locations. However, as our presence in these locations increases, we are exposed to risks inherent to these locations which could materially adversely affect our business, financial condition, operating results and cash flows.

A significant portion of our outsourcing is in India, and we are subject to risks inherent to operating in India.

A significant portion of our outsourcing has been shifted to India. As such, we are exposed to the risks inherent to operating in India including, among others, (1) a highly competitive labor market for skilled workers which may result in significant increases in labor costs as well as shortages of qualified workers in the future and (2) the possibility that the U.S. federal government or the European Union may enact legislation which may disincentivize customers from producing in their local countries, which would reduce the demand for the services we provide in India and could materially adversely affect our business, financial condition, operating results and cash flows.

Fluctuations in foreign currency exchange rates could materially adversely affect our business, financial condition, operating results and cash flows.

A substantial portion of our revenue is denominated in currencies other than the U.S. dollar because certain of our foreign subsidiaries operate in their local currencies. Our business, financial condition, operating results and cash flows therefore could be materially adversely affected by fluctuations in the exchange rate between foreign currencies and the U.S. dollar.

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Failure to comply with U.S. or non-U.S. laws regulating trade, such as the U.S. Foreign Corrupt Practices Act, could result in adverse consequences, including fines, criminal sanctions, or loss of access to markets.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), which, among other things, prohibits corporations and individuals from paying, offering to pay, or authorizing the payment of anything of value to any foreign government official, government staff member, political party, or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect their transactions and to devise and maintain an adequate system of internal accounting controls. While our employees and agents are required to comply with these laws, we cannot assure you that our internal policies and procedures will always protect us from violations of these laws, despite our commitment to legal compliance and corporate ethics. The occurrence or allegation of these types of events could materially adversely affect our reputation, business, financial condition, operating results and cash flows.

Changes in tax rules could adversely affect our future reported financial results or the way we conduct our business.

Our future reported financial results could be adversely affected if tax or accounting rules regarding unrepatriated earnings change. The Obama administration announced several proposals to reform United States tax rules, including, among others, proposals that could result in a reduction or elimination of the deferral of United States tax on our unrepatriated earnings, potentially requiring those earnings to be taxed at the United States federal income tax rate.

Our business is subject to a number of global economic risks.

From time to time, financial markets in the United States, Europe and Asia have and could experience extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others. Governments have taken unprecedented actions intending to address extreme market conditions that include severely restricted credit and declines in values of certain assets.

An economic downturn in the businesses or geographic areas in which we sell our products could reduce demand for our products and result in a decrease in revenue that could have a negative impact on our results of operations. Continued volatility and disruption of financial markets in the United States, Europe and Asia could limit our customers’ ability to obtain adequate financing or credit to purchase our products or to pay for outstanding invoices owed to us or to maintain operations, and result in a decrease in revenue or cash collections that could have a material adverse effect on our business, financial condition, operating results and cash flows.

Our business could be materially adversely affected by terrorist activities.

Our business depends on the free flow of products and services through the channels of commerce worldwide. Instability due to military, terrorist, political and economic actions in other countries could materially disrupt our overseas operations and export sales. In fiscal years 2015 and 2014, approximately 33% and 36%, respectively of our revenues were attributable to operations conducted abroad and to sales generated from the United States to foreign countries. In addition, in fiscal year 2015, approximately 65% and 12% of our purchases came from Asia and Europe, respectively. In addition, in certain countries where we currently operate or export, intend to operate or export, or intend to expand our operations, we could be subject to other political, military and economic uncertainties, including, among other things, labor unrest, restrictions on transfers of funds and unexpected changes in regulatory environments.

Market-Related Risks

The market price of our stock could be volatile.

The market price of our common stock has been subject to volatility and may continue to be volatile in the future, due to a variety of factors, including, among other things:

•	quarterly fluctuations in our operating income and earnings per share results;

•	technological innovations or new product introductions by us or our competitors;

•	economic conditions;

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•	tariffs, duties and other trade barriers including, among other things, anti-dumping duties;

•	disputes concerning patents or proprietary rights;

•	changes in earnings estimates and market growth rate projections by market research analysts;

•	any future issuances of our common stock, which may include primary offerings for cash, stock splits, issuances in connection with business acquisitions, restricted stock/units and the grant or exercise of stock options from time to time;

•	sales of common stock by existing security holders;

•	loss of key personnel; and

•	securities class actions or other litigation.

The market price for our common stock may also be affected by our ability to meet analysts’ expectations. Any failure to meet such expectations, even slightly, could have an adverse effect on the market price of our common stock.  In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies.

FORWARD-LOOKING STATEMENTS

This Registration Statement on Form S-3 contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Registration Statement on Form S-3 may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section beginning on page 7 of this Registration Statement on Form S-3.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include funding research, development and product manufacturing, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures. Pending their uses, we intend to invest such net proceeds in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

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THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase shares of common stock or preferred stock; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $200,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

•	40,000,000 shares of common stock, par value $0.01 per share; and

•	2,000,000 shares of preferred stock, par value $2.50 per share, of which, as of the date of this prospectus, 440,000 shares have been designated.

As of close of business on September 30, 2015, 29,487,501 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The board of directors of the Company previously had designated 80,000 shares of the preferred stock as First Series Preferred Stock, 60,000 shares of the preferred stock as Second Series Preferred Stock, 100,000 shares of the preferred stock as Third Series Preferred Stock, 40,000 shares of the preferred stock as Fourth Series Preferred Stock, 40,000 shares of the preferred stock as Fifth Series Preferred Stock, 40,000 shares of the preferred stock as Sixth Series Preferred Stock, 40,000 shares of the preferred stock as Seventh Series Preferred Stock and 40,000 shares of the preferred stock as Eighth Series Preferred Stock. As of the date of this prospectus, 1,560,000 shares of preferred stock have not been designated.

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The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our restated certificate of incorporation, as amended, and by-laws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our restated certificate of incorporation does not provide for cumulative voting for the election of directors, and the election of each director is decided by a plurality of the votes cast by the stockholders entitled to vote for the election of directors. Except as required under New York law or the rules of the Nasdaq Global Select Market, the rights of stockholders may not be modified otherwise than by a vote of a majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends as may be declared by the board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets available for distribution to stockholders, subject to prior or parity distribution rights of the preferred stock, if any, then outstanding. No holders of any shares of any class have any preemptive rights to purchase any other shares. Holders of common stock have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Select Market under the symbol “ACET.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

We are authorized to issue up to 2,000,000 shares of preferred stock, 1,560,000 of which are undesignated. Our board of directors has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of preferred stock, by delivering an appropriate certificate of amendment to our restated certificate of incorporation to the New York State Department of State pursuant to the Business Corporation Law of the State of New York. The issuance of preferred stock could have the effect of decreasing the market price of the common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Aceto; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Aceto.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-takeover Effects of New York Law and of our Restated Certificate of Incorporation

The following paragraphs summarize certain provisions of the New York Business Corporation Law and our restated certificate of incorporation that may have the effect of discouraging an acquisition of Aceto. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law and our restated certificate of incorporation and by-laws, copies of which are on file with the SEC. Please refer to “Available Information” above for directions on obtaining these documents.

Certain Provisions of our Restated Certificate of Incorporation

Provisions of our restated certificate of incorporation may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. These provisions:

•	do not permit removal of directors by stockholders “without cause;” and

•	allow us to issue preferred stock without any vote or further action by the stockholders.

These provisions may have the effect of deterring hostile takeovers, delaying changes in our control or management, or may make it more difficult for stockholders to take certain corporate actions. The amendment of any of these provisions would require approval by holders of at least a majority of the outstanding common stock.

Discretion to Consider Non-Price Issues

Under Section 717 of the New York Business Corporation Law (“NYBCL”), our board of directors may consider issues other than price in a change or potential change in the control of Aceto. The non-price matters that our board of directors can consider may include, but are not limited to, social and economic effects of the transaction upon Aceto, our shareholders, employees, customers, vendors, suppliers and other constituencies.

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Anti-takeover Legislation

Section 912 of the NYBCL provides in essence that in the event a person acquires 20% or more of the voting stock of a New York corporation, who is referred to in this prospectus as an “interested shareholder,” the corporation and the interested stockholder, or any affiliated entity, may not engage in certain business combinations for a period of five years following the date the person became an interested stockholder unless the board of directors of such corporation approves such share acquisition or business combination before the interested stockholder acquires 20% or more of the corporation’s voting stock. Business combinations for this purpose include, among other things:

•	a merger or consolidation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of:

•	the aggregate market value of the corporation’s assets determined on a consolidated basis,

•	the aggregate market value of the corporation’s outstanding capital stock, or

•	the earning power or net income of the corporation determined on a consolidated basis; and

•	certain transactions that result in the issuance of capital stock of the corporation to the interested stockholder.

Under certain circumstances, Section 912 of the NYBCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a five-year period.

In addition, a stockholder dissatisfied with the form or amount of consideration received in a merger transaction may have statutory dissenters’ rights under Section 910 of the NYBCL. A stockholder also could bring suit against members of our board of directors and any majority stockholder of Aceto alleging breach of fiduciary duty. New York courts have held that a majority stockholder of a corporation involved in a merger with the corporation owes a fiduciary duty to the other stockholders.

DESCRIPTION OF STOCK WARRANTS

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement, will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

•	the procedures and conditions relating to the exercise of the warrants;

•	the number of shares of our common or preferred stock, if any, issued with the warrants;

•	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

•	the offering price of the warrants, if any;

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•	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	call provisions of the warrants, if any; and

•	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

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We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

•	the price or prices at which the debt securities will be issued;

•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

•	the issue date or dates of the series and the maturity date of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the currency of denomination of the securities;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

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•	the dates on which premium, if any, will be paid;

•	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

The debt securities will represent our general unsecured obligations. Holders of the debt securities should look only to our assets for payments on the debt securities. The indenture does not limit the incurrence or issuance of our secured or unsecured debt including senior indebtedness.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in a supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If a future prospectus supplement is delivered in connection with a series of subordinated debt securities, that prospectus supplement, or the information incorporated by reference in that prospectus supplement, will set forth the approximate amount of senior indebtedness outstanding as of the end of the then-most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

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Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

•	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

•	default in paying principal, or premium, if any, on the debt securities when due;

•	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

•	default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in the first, second or third bullets above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

•	any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

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No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in the fourth bullet above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

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Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee or to our company;

•	add to our covenants;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount or any amount of interest or premium, or extend the fixed maturity, of the debt securities;

•	change the method of computing the amount of principal or any interest of any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee of any debt securities or the indenture, except in compliance with the terms of the indenture.

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Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

▪	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

▪	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

▪	money in an amount; or

▪	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

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▪	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

•	in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

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Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. We understand that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

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Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we, and certain holders of our securities, may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

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Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of our company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made by us, or certain holders of our securities;

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

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Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

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•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

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•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and schedule as of June 30, 2015 and 2014 and for each of the three years in the period ended June 30, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company is incorporated under the New York Business Corporation Law (“NYBCL”). Section 722 of the NYBCL generally permits a corporation to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred in an action or proceeding (other than an action by or in the right of a corporation, a “derivative action”), if such directors or officers acted in good faith, for a purpose which they reasonably believed to be in the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or disposed of, or (ii) any claim, issue or matter as to which such officers or directors are adjudged to be liable to the corporation, unless and only to the extent a court determines that such officers or directors are fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper. Section 724 of the NYBCL requires indemnification in a civil action or proceeding if so ordered by a court.

Our restated certificate of incorporation and by-laws provide that, to the fullest extent permitted by the NYBCL, our directors shall not be liable to us or our stockholders for monetary damages for any breach of duty as a director, and that we shall, to the maximum extent permitted under the NYBCL, indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be our director or officer or while a director or officer is or was serving at our request as a director, officer, partner, trustee, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION

This prospectus is part of a Form S-3 Registration Statement that we have filed with the SEC relating to the securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the Securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.aceto.com/ir/index.html. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Investor Relations Department

Aceto Corporation

c/o Jody Burfening

LHA

800 Third Avenue

New York, NY 10022

Telephone number: (212) 838-4568

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on September 11, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on December 30, 1969, including any amendments thereto or reports filed for the purposes of updating this description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the Securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table shows the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$20,140
Blue Sky fees and expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing expenses		(1)
Transfer agent and registrar fees		(1)
Trust fees and expenses		(1)
Miscellaneous		(1)
Total:		(1)

 _______

(1)   Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Aceto Corporation is incorporated under the New York Business Corporation Law (“NYBCL”). Section 722 of the NYBCL generally permits a corporation to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred in an action or proceeding (other than an action by or in the right of a corporation, a “derivative action”), if such directors or officers acted in good faith, for a purpose which they reasonably believed to be in the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or disposed of, or (ii) any claim, issue or matter as to which such officers or directors are adjudged to be liable to the corporation, unless and only to the extent a court determines that such officers or directors are fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper. Section 724 of the NYBCL requires indemnification in a civil action or proceeding if so ordered by a court.

Article Eighth of the Company’s restated certificate of incorporation provides that, to the fullest extent permitted by the NYBCL, the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for any breach of duty as a director.

Article Seventh of the Company’s restated certificate of incorporation and Article XI of the Company’s by-laws provide that the Company shall, to the maximum extent permitted under the NYBCL, indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

The Company also maintains directors’ and officers’ insurance.

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For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.	Exhibits

	Exhibit No.	Description
**	1.1	Form of Underwriting Agreement
(1)	3.1	Restated Certificate of Incorporation of Aceto Corporation
(2)	3.2	Amended and Restated By-Laws
*	4.1	Specimen Common Stock Certificate, $0.01 par value
**	4.2	Specimen Preferred Stock Certificate
**	4.3	Form of Warrant Agreement and Warrant Certificate
**	4.4	Specimen Debt Security
*	4.5	Form of Trust Indenture, between the Registrant and one or more trustees to be named
*	5.1	Legal Opinion of Lowenstein Sandler LLP
*	12.1	Statement regarding computation of consolidated ratio of earnings to fixed charges
*	23.1	Consent of BDO USA, LLP
*	23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
*	24.1	Power of Attorney (included on the signature page of this registration statement)
***	25.1	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith
**	To be filed, if applicable, by amendment to this registration statement or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference
***	To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended
(1)	Incorporated by reference to Appendix A to our Definitive Additional Materials on Schedule 14A filed on November 19, 2013
(2)	Incorporated by reference to our Current Report on Form 8-K filed July 31, 2014

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)   If the Registrant is relying on Rule 430B:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)   If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)   Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8)   To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9)   To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 13th day of October, 2015.

ACETO CORPORATION

By:	/s/ Salvatore Guccione
	Name:	Salvatore Guccione
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salvatore Guccione, Albert L. Eilender and Steven S. Rogers, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Salvatore Guccione	President, Chief Executive Officer and Director
Salvatore Guccione	(Principal Executive Officer)	October 13, 2015

/s/ Douglas Roth	Assistant Secretary/Treasurer, Senior Vice President
Douglas Roth	and Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2015

/s/ Albert L. Eilender	Chairman	October 13, 2015
Albert L. Eilender

/s/ Hans C. Noetzli	Director	October 13, 2015
Hans C. Noetzli

/s/ William N. Britton	Director	October 13, 2015
William N. Britton

/s/ Natasha Giordano	Director	October 13, 2015
Natasha Giordano

/s/ Alan G. Levin	Director	October 13, 2015
Alan G. Levin

/s/ Dr. Daniel B. Yarosh	Director	October 13, 2015
Dr. Daniel B. Yarosh

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INDEX TO EXHIBITS

	Exhibit No.	Description
**	1.1	Form of Underwriting Agreement
(1)	3.1	Restated Certificate of Incorporation of Aceto Corporation
(2)	3.2	Amended and Restated By-Laws
*	4.1	Specimen Common Stock Certificate, $0.01 par value
**	4.2	Specimen Preferred Stock Certificate
**	4.3	Form of Warrant Agreement and Warrant Certificate
**	4.4	Specimen Debt Security
*	4.5	Form of Trust Indenture, between the Registrant and one or more trustees to be named
*	5.1	Legal opinion of Lowenstein Sandler LLP
*	12.1	Statement regarding computation of consolidated ratio of earnings to fixed charges
*	23.1	Consent of BDO USA, LLP
*	23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
*	24.1	Power of Attorney (included on the signature page of this registration statement)
***	25.1	Statement of Eligibility of Trustee on Form T-1

*	Filed herewith
**	To be filed, if applicable, by amendment to this registration statement or as an exhibit to a current report on Form 8-K and incorporated herein by reference
***	To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended
(1)	Incorporated by reference to Appendix A to our Definitive Additional Materials on Schedule 14A filed on November 19, 2013
(2)	Incorporated by reference to our Current Report on Form 8-K filed July 31, 2014

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